                                                                    EXHIBIT 11.1


     STATEMENT REGARDING CALCULATION OF NET INCOME (LOSS) PER SHARE (1)(2)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                       YEAR ENDED DECEMBER       THREE MONTHS
                                                                               31,             ENDED MARCH 31,
                                                                       --------------------  --------------------
                                                                         1995       1996       1996       1997
                                                                       ---------  ---------  ---------  ---------
Net income (loss)....................................................  $  (3,292) $  (3,572) $  (1,215) $     642
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
Weighted average shares outstanding:
  Common Stock.......................................................         90      5,820        148      9,179
  Common Stock issuable upon exercise of options granted through
    January 16, 1995 (3).............................................         --         --         --         --
  Common Stock issuable upon exercise of options and warrants granted
    from January 17, 1995 to April 23, 1996 (4)......................        838        280        825         --
  Common Stock issuable upon exercise of options granted subsequent
    to April 23, 1996 (3)............................................         --         --         --         --
  Common Stock issuable upon exercise of options and warrants........         --         --         --      1,093
  Convertible Preferred Stock issued before January 16, 1995 (5).....      3,894      1,304      3,894         --
  Convertible Preferred Stock issued after January 16, 1995 (6)......      1,820        738      2,214         --
                                                                       ---------  ---------  ---------  ---------
Weighted average shares outstanding..................................      6,642      8,142      7,081     10,272
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
Net income (loss) per share..........................................  $   (0.50) $   (0.44) $   (0.17) $    0.06
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------


------------------------

(1) This exhibit should be read in conjunction with Note 2 of Notes to Consolidated Financial Statements.

(2) Share and per share data adjusted to reflect the 1-for-11 reverse stock split which occurred in March 1996 and the 2-for-1 stock split which occurred February 7, 1997.

(3) Stock options granted prior to January 16, 1995, or subsequent to April 23, 1996 are excluded as their effect is anti-dilutive.

(4) Stock options and warrants granted from January 17, 1995 through April 23, 1996 (using the treasury stock method and the Company's initial offering price of $11 per share) have been included for all periods presented through the effective date of the Company's initial public offering.

(5) Convertible preferred stock (using the if converted method) issued prior to January 16, 1995 is included from date of issuance through its conversion on April 23, 1996.

(6) Convertible preferred stock (using the if converted method for periods after issuance and the treasury stock method for periods before issuance) issued after January 16, 1995 has been included for all periods presented, through its conversion on April 23, 1996.